                                                                   EXHIBIT 2.13

                      E X C H A N G E    A G R E E M E N T

                                    BETWEEN

                     CHANCELLOR RADIO BROADCASTING COMPANY

                   WAPE-FM          JACKSONVILLE, FLORIDA
                   WFYV-FM          ATLANTIC BEACH, FLORIDA



                                      AND



                             SFX BROADCASTING, INC.

              WBLI, INC.

              WBLI-FM, INC.
                   WBLI-FM          PATCHOGUE, NEW YORK

              WHFM, INC.
                   WHFM-FM          SOUTHAMPTON, NEW YORK

              WBAB, INC.
                   WBAB-FM          BABYLON, NEW YORK

              WGBB, INC.
                   WGBB-AM          FREEPORT, NEW YORK




                                July 1, 1996

                             EXCHANGE AGREEMENT

                              TABLE OF CONTENTS




Section  1.      Asset Purchase Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
         1.1     Florida Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-

Section  2.      Exchange of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
         2.1     Tax Free Exchange. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
         2.2     Transfer of Assets to SFX. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
                 2.2.1    FCC Licenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
                 2.2.2    Other Governmental Authorizations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
                 2.2.3    Tangible Personal Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
                 2.2.4    Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
                 2.2.5    Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
                 2.2.6    Station Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
                 2.2.7    Manufacturer/Vendor Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
                 2.2.8    Real Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
                 2.2.9    All Other Jacksonville Station Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
         2.3     Excluded Jacksonville Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
                 2.3.1    Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
                 2.3.2    Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
                 2.3.3    Consumed Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
                 2.3.4    Terminated Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
                 2.3.5    Corporate Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
                 2.3.6    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
                 2.3.7    Employee Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
                 2.3.8    Corporate Name. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
                 2.3.9    Excluded Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
                 2.3.10   Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
                 2.3.11   Tax Refunds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
                 2.3.12 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
         2.4     Transfer of Assets to Chancellor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
                 2.4.1    FCC Licenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
                 2.4.2    Other Governmental Authorizations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
                 2.4.3    Tangible Personal Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
                 2.4.4    Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
                 2.4.5    Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
                 2.4.6    Station Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
                 2.4.7    Manufacturer/Vendor Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-





                                       i
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
                 2.4.8    Real Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
                 2.4.9    All Other Long Island Stations Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
         2.5     Excluded Long Island Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
                 2.5.1    Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
                 2.5.2    Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
                 2.5.3    Consumed Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
                 2.5.4    Terminated Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
                 2.5.5    Corporate Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
                 2.5.6    Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
                 2.5.7    Employee Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
                 2.5.8  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
                 2.5.9  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
                 2.5.10 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
                 2.5.11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
                 2.5.12 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
         2.6     Permitted Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
                 2.6.1    Jacksonville Stations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
                 2.6.2    Long Island Stations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-

Section  3.      Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
         3.1     Consideration From Chancellor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
                 3.1.1    Florida Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
         3.2     Consideration From SFX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
                 3.2.1    Long Island Transaction Approved. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
         3.3     Adjustments to Cash Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
                 3.3.1    Adjustments for Long Island Stations Operations . . . . . . . . . . . . . . . . . . . . . . -8-
                 3.3.2    Adjustments for Jacksonville Station Operations . . . . . . . . . . . . . . . . . . . . . . -8-
                 3.3.3    Definition of Buyer and Seller. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
                 3.3.4    Items Subject to Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
                 3.3.5    Ad Valorem of Real Estate Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
                 3.3.6    Dispute Procedure for Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
         3.4     Allocation of Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
                 3.4.1    Long Island Stations' Barter and Trade. . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
                 3.4.2    Jacksonville Stations' Barter and Trade.  . . . . . . . . . . . . . . . . . . . . . . . .  -10-

Section  4.      Assumption of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
         4.1     Long Island Assumed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
         4.2     Long Island Retained Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
         4.3     Jacksonville Assumed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
         4.4     Florida Retained Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-

Section  5.      Sole Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
         5.1     Omni's Failure to Close. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-

                 5.1.1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
                 5.1.2  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
         5.2     Chancellor's Failure to Transfer Jacksonville Assets . . . . . . . . . . . . . . . . . . . . . . .  -12-
                 5.2.1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
                 5.2.2  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
         5.3  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
                 5.3.1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
         5.4  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-

Section  6.      Government Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
         6.1     FCC Consent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
         6.2     FCC Applications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
         6.3     Filings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-

Section  7.      Local Marketing Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
         7.1     Long Island Local Marketing Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
         7.2     Jacksonville Local Marketing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-

Section  8.      Collection of Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
         8.1     Long Island Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
         8.2     Jacksonville Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-

Section  9.      Third Party Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
         9.1     Long Island Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
         9.2     Florida Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
         9.3     Failure to Obtain Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-

Section  10.     Representations and Warranties of Chancellor . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
         10.1    Organization and Standing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
         10.2    Authorization and Binding Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
         10.3    Qualification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
         10.4    Absence of Conflicting Agreements or Required Consents . . . . . . . . . . . . . . . . . . . . . .  -18-
         10.5    Litigation:  Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
         10.6    Broker/Finder Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
         10.7    Representations and Warranties as to the Jacksonville Stations . . . . . . . . . . . . . . . . . .  -19-

Section  11.     Representation and Warranties of SFX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
         11.1    Organization and Standing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
         11.2    Authorization and Binding Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
         11.3    Qualification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
         11.4    Absence of Conflicting Agreements or Required Consents . . . . . . . . . . . . . . . . . . . . . .  -19-
         11.5    Litigation:  Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
         11.6    Broker/Finder Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-





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

         11.7    Representations and Warranties as to the Long Island Stations. . . . . . . . . . . . . . . . . . .  -20-

Section  12.     Covenants of Chancellor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
         12.1    Conduct of Station:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
         12.2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
         12.3    No Inconsistent Action.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
         12.4    Updating of Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
         12.5    Enforcement of Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
         12.6    FCC Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
         12.7    Notification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
         12.8    Post-Closing Access. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
         12.9 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-

Section  13.     Covenants of SFX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
         13.1    Conduct of Station . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
         13.2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
         13.3    No Inconsistent Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
         13.4    Updating of Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
         13.5    Enforcement of Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
         13.6    FCC Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
         13.7    Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
         13.8    Post-Closing Access. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
         13.9 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-

Section  14.     Joint Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
         14.1    Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
         14.2    Cooperation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
         14.3    Control of Stations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
         14.4    Bulk Sales Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
         14.5    Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
         14.6    Hart-Scott-Rodino. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
         14.7    Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-

Section  15.     Conditions of Closing by Chancellor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
         15.1    Representations, Warranties and Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
         15.2    Compliance with Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
         15.3    Third Party Consents and Approvals; Estoppel Certificates. . . . . . . . . . . . . . . . . . . . .  -29-
         15.4    Closing Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
         15.5    Governmental Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
         15.6    Adverse Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
         15.7    Closing Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
         15.8    Environmental Condition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-

Section  16.     Conditions of Closing by SFX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
         16.1    Representations, Warranties and Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
         16.2    Compliance with Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
         16.3    Third Party Consents and Approvals; Estoppel Certificates. . . . . . . . . . . . . . . . . . . . .  -30-
         16.4    Closing Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
         16.5    Governmental Approval. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
         16.6    Adverse Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
         16.7    Closing Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
         16.8    Environmental Condition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-

Section  17.     Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
         17.1    Time and Place . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
         17.2    Deliveries By Chancellor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
         17.3    Delivery By SFX. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-

Section  18.     Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-
         18.1    Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-

Section  19.     Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-
         19.1    Indemnification by Chancellor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
         19.2    Indemnification by SFX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
         19.3    Limitation on Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
         19.4    Procedure for Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-

Section  20.     Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
         20.1    Right to Terminate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-

Section  21.     Expenses, Transfer Taxes, and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
         21.1    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
         21.2    Transfer Taxes and Similar Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
         21.3    Governmental Filing or Grant Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-

Section  22.     Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
         22.1    Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
         22.2    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
         22.3    Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
         22.4    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
         22.5    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
         22.6    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
         22.7    Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
         22.8    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
         22.9    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
         22.10   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-

         22.11   Binding Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
         22.12   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-

Signature Pages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-

                               EXCHANGE AGREEMENT

         This Exchange Agreement is made effective as of July 1, 1996 by and among WBLI, Inc., a New York corporation, WBLI-FM, Inc, a Delaware corporation, WHFM, Inc., a New York corporation, WBAB, Inc., a New York corporation, and WGBB, Inc., a New York corporation, each subsidiaries of SFX Broadcasting, Inc., a Delaware corporation (collectively, "SFX"), and Chancellor Radio Broadcasting Company, a Delaware corporation ("Chancellor").

                                    RECITALS

         WHEREAS, SFX owns substantially all of the assets used or useful in the operation of WBAB-FM, Babylon, New York; WBLI-FM, Patchogue, New York; WGBB-AM, Freeport, New York; and WHFM-FM, Southampton, New York (the "Long Island Stations"), including the related broadcast licenses and authorizations issued by the Federal Communications Commission ("FCC");

         WHEREAS, Chancellor is a party to a certain Asset Purchase Agreement ("Florida Agreement"), dated May 14, 1996 among Chancellor and Chancellor Broadcasting Company and OmniAmerica Group, WAPE-FM License Partnership, WFYV-FM License Partnership, WEAT-AM License Partnership, WEAT-FM License Partnership, WXXL License Partnership, WOLL License Partnership and WJHM-FM License Partnership (collectively, "Omni") contemplating, inter alia, the purchase by Chancellor of substantially all of Omni's assets used or useful in the operation of Station WAPE-FM, Jacksonville, Florida and Station WFYV-FM, Atlantic Beach, Florida (collectively, the "Jacksonville Stations"), including the related FCC broadcast licenses and authorizations;

         WHEREAS, Chancellor and SFX desire to exchange the assets of the Jacksonville Stations for the assets of the Long Island Stations plus a cash payment by Chancellor as provided herein;

         WHEREAS, the parties intend the exchange of the Jacksonville Stations and the Long Island Stations to qualify as a tax free exchange of like-kind assets pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, effective August 1, 1996, (the "Jacksonville LMA Commencement Date"), (i) Chancellor and SFX shall enter into Local Marketing Agreements ("LMAs") with respect to the Jacksonville Stations ("Jacksonville Stations LMA"); and (ii) effective July 1, 1996, (the "Long Island LMA Commencement Date") Chancellor and SFX shall enter into an LMA with respect to the Long Island Stations ("Long Island Stations LMA").

         NOW THEREFORE, in contemplation of the recitals set out above and in consideration of the mutual covenants and agreements contained herein, the parties, intending to be contractually bound, agree as follows:

SECTION 1.       ASSET PURCHASE AGREEMENTS

                 1.1 Florida Agreement. Chancellor shall comply in a timely fashion with all material requirements of the Florida Agreement and shall use its reasonable best efforts to acquire the assets of the Jacksonville Stations from Omni at the earliest practicable time and in the manner contemplated in the Florida Agreement. Insofar as the Florida Agreement relates to the Jacksonville Stations, Chancellor shall not amend in any material respect the Florida Agreement or waive any right thereunder without the prior written consent of SFX. This prior written consent shall not be unreasonably withheld by SFX. Chancellor shall enforce any and all of its material rights under the Florida Agreement and shall have the capacity and ability at all times to perform its obligations under the Florida Agreement.


SECTION 2.       EXCHANGE OF ASSETS

                 2.1 Tax Free Exchange. The parties intend for this transaction to qualify as a tax-free exchange under Section 1031 of the Code. In order to attain this goal, the parties will, to the extent possible, exchange (i) depreciable personal property in the same General Asset Class or Product Class, as those terms are used in Treas. Regulation 1.1031(a)-2(b); and (ii) non-depreciable personal property and intangible personal property for other property of a like kind. Additionally, at SFX's sole option, SFX may prior to Closing elect to receive in lieu of the Long Island Cash Purchase Price (as hereinafter defined), a conveyance of other investment or like-kind property in order to qualify as a tax-deferred exchange under the non-recognition of gain provisions of Internal Revenue Code Section 1031 and regulations promulgated thereunder; provided, however, that the consummation of this Agreement is not predicated or conditioned on such exchange. Further, in the event SFX has not by Closing selected suitable like-kind property for such exchange, SFX may elect to have Chancellor pay the Long Island Cash Purchase Price to a third party independent escrow agent to retain such funds in accordance with a suitable escrow agreement to be executed at such time. Chancellor agrees to cooperate in such exchange procedures and to execute and deliver such documents as may be reasonably requested by SFX or required to effect any such exchange, including any assignments by SFX, of any of its interest under this Agreement, provided that Chancellor shall incur no additional costs, expenses, delays or liabilities in this transaction as a result of or connected with the exchange; and provided further that SFX shall reimburse and hold harmless Chancellor for all reasonable costs and expenses attributable to their cooperation.

                 2.2 Transfer of Assets to SFX. Subject to the terms, conditions and limitations contained herein, on the Closing Date as defined in
Section 17.1, Chancellor shall convey to SFX and SFX shall acquire from Chancellor (to the extent Chancellor acquires the same from Omni) all of the following assets, properties, interests and rights (the "Jacksonville Assets") free and clear of liens and encumbrances except the Jacksonville Permitted Liens allowed under Section 2.6.1.

                          2.2.1   FCC Licenses.  All licenses, permits, special
temporary authority, program test authority and authorizations of any type whatsoever issued by the FCC and used in connection with the Jacksonville Stations (the "Jacksonville Licenses"), including those authorizations for the Jacksonville Stations identified in the pertinent portions of Schedule 2.2.1 of this Agreement and any renewals or modifications thereof;

                          2.2.2   Other Governmental Authorizations.  All
licenses, permits, and other authorizations of any nature whatsoever issued by a governmental authority and used in the operation of the Jacksonville Stations;

                          2.2.3   Tangible Personal Property.  All equipment,
office furniture and fixtures, office materials and supplies, inventory, spare parts and all other tangible personal property of every kind and description, and Chancellor's rights therein, owned, leased or held by Chancellor and used in connection with the operations of the Jacksonville Stations, including but not limited to those items described or listed in Schedule 2.2.3, together with any replacements thereof and additions thereto made before the Closing Date, and less any retirements or dispositions thereof made before the Closing Date in the ordinary course of business;

                          2.2.4   Contracts.  All contracts, agreements,
leases and legally binding contractual rights of any kind, written or oral, relating to the operation of the Jacksonville Stations ("Jacksonville Contracts"), listed in Schedule 2.2.4 or entered into before the Closing Date in the ordinary course of business of the Jacksonville Stations and in accordance with this Agreement;

                          2.2.5   Intellectual Property.  All trademarks, trade
names, service marks (including the Call Signs WAPE-FM and WFYV-FM), franchises, copyrights, Internet domain names and addresses, including registrations and applications for registration of any of them, computer software programs and programming material of whatever form or nature, jingles, slogans, the Jacksonville Stations' logos and all other logos or licenses to use same and all other intangible property rights of Chancellor, which are used exclusively in connection with the operation of the Jacksonville Stations, including but not limited to those listed in Schedule 2.2.5 (collectively, the "Jacksonville Intellectual Property") together with any associated good will and any additions thereto before the Closing Date;

                          2.2.6   Station Records.  All of the files,
documents, records, and books of account relating to the operation of the Jacksonville Stations or to the Jacksonville Assets, including without limitation the Jacksonville Stations' public files, programming information and studies, technical information and engineering data, news and advertising studies or consulting reports, marketing studies, demographic data, sales correspondence, lists of advertisers, promotional materials, credit and sales reports and filings with the FCC, copies of all written Contracts to be assigned hereunder, logs, software programs and books and records relating to employees, financial, accounting and operation matters; but excluding records relating solely to any Excluded Asset (as hereinafter defined);

                          2.2.7   Manufacturer/Vendor Warranties.  All
manufacturers' and vendors' warranties relating to items included in the Jacksonville Assets and all similar rights against third parties relating to items included in the Jacksonville Assets;

                          2.2.8   Real Estate.  All real property used in
operating the Jacksonville Stations together with all appurtenant easements thereunto and all structures, fixtures and improvements located thereon as more fully described in Schedule 2.2.8, together with any additions thereto before the Closing Date ("the Jacksonville Real Estate"); and

                          2.2.9   All Other Jacksonville Station Assets.
Except for Excluded Jacksonville Assets, such other assets, properties, interests and rights that are used exclusively in connection with the operation of the Jacksonville Stations or that are located as of the Closing Date on the Jacksonville Real Estate.

                 2.3 Excluded Jacksonville Assets. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that the Jacksonville Assets shall not include the following assets along with all rights, title and interest therein (the "Excluded Jacksonville Assets"):

                          2.3.1   Cash.  All cash, marketable securities and
cash equivalents of Chancellor on hand and/or in banks;

                          2.3.2   Receivables.  All accounts receivable or notes
receivable of Chancellor;

                          2.3.3   Consumed Property.  All tangible and
intangible personal property related to the Jacksonville Stations disposed of or consumed in the ordinary course of business of Chancellor or Omni before the Closing Date, or as permitted hereunder;

                          2.3.4   Terminated Contracts.  All non-assumed
Contracts or Contracts that have terminated or expired prior to the Closing Date in the ordinary course of business of Chancellor or Omni as permitted hereunder;

                          2.3.5   Corporate Records.  Chancellor's corporate
seal, minute books, charter documents, corporate stock record book and such other books and records as pertain to the organization, existence or share capitalization of Chancellor and duplicate copies of all books and records transferred to SFX hereunder as are necessary to enable Chancellor to file its tax returns and reports, as well as any other contracts, records or materials relating to Chancellor or its business and not involving or relating to the Jacksonville Assets or the operation or operations of the Jacksonville Stations;

                          2.3.6   Insurance.  Contracts of insurance and all
insurance proceeds or claims made by Chancellor;

                          2.3.7   Employee Plans.  All pension, profit sharing
or cash or deferred (Section 401(k)) plans and trusts and the assets thereof and any other employee benefit plan or arrangement and the assets thereof, if any, maintained by Chancellor;

                          2.3.8   Corporate Name.  Any right to use the names
"Chancellor," "Chancellor Broadcasting Company," or "Chancellor Radio Broadcasting Company" and any variations thereof;

                          2.3.9   Excluded Assets.  Those specific assets
identified on the Excluded Assets Schedule attached to this Agreement as
Schedule 2.3.9;

                          2.3.10  Rights.  All of Chancellor's rights in and to
all causes of action;

                          2.3.11 Tax Refunds.  All tax refunds relating to
the period prior to the Closing; and

                          2.3.12  Other Assets.  All other assets or Contracts,
including but not limited to those assets or Contracts associated with the Florida Agreement, that are not specifically listed in this Agreement as the Jacksonville Assets or used or useful, as determined by Chancellor, in the operation or operations of the Jacksonville Stations.

                 2.4 Transfer of Assets to Chancellor. Subject to the terms, conditions and limitations contained herein, on the Closing Date, SFX shall convey to Chancellor and Chancellor shall acquire from SFX all of the following assets, properties, interests and rights (the "Long Island Assets") free and clear of liens and encumbrances except the Long Island Permitted Liens under Section 2.6.2:

                          2.4.1   FCC Licenses.  All licenses, permits, special
temporary authority, program test authority and authorizations of any type whatsoever issued by the FCC and used in connection with the Long Island Stations (the "Long Island Licenses"), including those authorizations for the Long Island Stations identified in Schedule 2.4.1 to this Agreement and any renewals or modifications thereof.

                          2.4.2   Other Governmental Authorizations.  All
licenses, permits, and other authorizations of any nature whatsoever issued by a governmental authority and used in the operation of the Long Island Stations.

                          2.4.3   Tangible Personal Property.  All equipment,
office furniture and fixtures, office materials and supplies, inventory, spare parts and all other tangible personal property of every kind and description, and SFX's rights therein, owned, leased or held by SFX and used in connection with the operations of the Long Island Stations, including but not limited to those items described or listed in Schedule 2.4.3, together with any replacements thereof and additions thereto, made before the Closing Date, and less any retirements or dispositions thereof made before the Closing Date in the ordinary course of business.

                          2.4.4   Contracts.  All contracts, agreements, leases
and legally binding contractual rights of any kind, written or oral, relating to the operation of the Long Island Stations ("Long Island Contracts"), listed in Schedule 2.4.4 or entered into before the Closing Date in the ordinary course of business of the Long Island Stations, and in accordance with this Agreement.

                          2.4.5   Intellectual Property.  All trademarks, trade
names, service marks (including the Call Signs WBAB-FM, WBLI-FM, WGBB-FM and WHFM-FM), franchises, copyrights, including registrations and applications for registration of any of them, computer software programs and programming material of whatever form or nature, jingles, slogans, the Long Island Stations' logos and all other logos or licenses to use same and all other intangible property rights of SFX, which are used exclusively in connection with the operation of the Long Island Stations, including but not limited to those listed Schedule 2.4.5 (collectively, the "Long Island Intellectual Property") together with any associated good will and any additions thereto before the Closing Date;

                          2.4.6   Station Records.  All of the files,
documents, records, and books of account relating to the operation of the Long Island Stations or to the Long Island Assets, including without limitation the Long Island Stations' public files, programming information and studies, technical information and engineering data, news and advertising studies or consulting reports, marketing studies, demographic data, sales correspondence, lists of advertisers, promotional materials, credit and sales reports and filings with the FCC, copies of all written Contracts to be assigned hereunder, logs, software programs and books and records relating to employees, financial, accounting and operation matters; but excluding records relating solely to any Excluded Long Island Assets;

                          2.4.7   Manufacturer/Vendor Warranties.  All
manufacturers' and vendors' warranties relating to items included in the Long Island Assets and all similar rights against third parties relating to items included in the Long Island Assets;

                          2.4.8   Real Estate.  All real property used in
operating the Long Island Stations together with all appurtenant easements thereunto and all structures, fixtures and improvements located thereon as more fully described in Schedule 2.4.8, together with any additions thereto before the Closing Date (the "Long Island Real Estate"); and

                          2.4.9   All Other Long Island Stations Assets.
Except for Excluded Long Island Assets, such other assets, properties, interests and rights that are used exclusively in connection with the operation of the Long Island Stations or that are located as of the Closing Date on the Long Island Real Estate.

                 2.5 Excluded Long Island Assets. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that the Long Island Assets shall not include the following assets along with all rights, title and interest therein (the "Excluded Long Island Assets"):

                          2.5.1   Cash.  All cash, marketable securities and
cash equivalents of SFX on hand and/or in banks;

                          2.5.2   Receivables.  All accounts receivable or
notes receivable of SFX;

                          2.5.3   Consumed Property.  All tangible and
intangible personal property related to the Long Island Stations disposed of or consumed in the ordinary course of business of SFX before the Closing Date, or as permitted under the terms hereof;

                          2.5.4   Terminated Contracts.  All non-assumed
Contracts or Contracts that have terminated or expired prior to the Closing Date in the ordinary course of business of SFX and as permitted hereunder;

                          2.5.5   Corporate Records.  SFX's corporate seal,
minute books, charter documents, corporate stock record book and such other books and records as pertain to the organization, existence or share capitalization of SFX and duplicate copies of all books and records transferred to Chancellor hereunder as are necessary to enable SFX to file its tax returns and reports as well as any other records or materials relating to SFX or its business and not involving or relating to the Long Island Assets or the operation or operations of the Long Island Stations;

                          2.5.6   Insurance.  Contracts of insurance and all
insurance proceeds or claims made by SFX;

                          2.5.7   Employee Plans.  All pension, profit sharing
or cash or deferred (Section 401(k)) plans and trusts and the assets thereof and any other employee benefit plan or arrangement and the assets thereof, if any, maintained by SFX; and

                          2.5.8   Any right, to use the name "SFX" or "SFX
Broadcasting, Inc." and any variations thereof;

                          2.5.9   Those specific assets identified on the
Excluded Assets Schedule attached to this Agreement as Schedule 2.5.9;

                          2.5.10  All of SFX's rights in and to all causes of
action;

                          2.5.11  All tax refunds relating to the period prior
to the Closing; and

                          2.5.12  All other assets or Contracts, including but
not limited to those assets or Contracts associated with the Long Island Agreement that are not specifically listed in this Agreement as the Long Island Assets or used or useful, as determined by SFX, in the operation or operations of the Long Island Stations.

                 2.6      Permitted Liens.

                          2.6.1   Jacksonville Stations.  The Jacksonville
Assets shall be conveyed to SFX free and clear of all liens and encumbrances except the liens and encumbrances listed in Schedule 2.6.1 (the "Jacksonville Permitted Liens").

                          2.6.2   Long Island Stations.  The Long Island Assets
shall be conveyed to Chancellor free and clear of all liens and encumbrances except the liens and encumbrances listed in Schedule 2.6.2 (the "Long Island Permitted Liens").


SECTION 3.       CONSIDERATION.

                 3.1      Consideration From Chancellor.

                          3.1.1   Florida Agreement.  If the Florida Agreement
closes and Chancellor acquires the Jacksonville Assets and the FCC approves SFX's acquisition of the Jacksonville Stations, then the consideration delivered by Chancellor to SFX shall consist of (a) the Jacksonville Assets described in Section 2.2; and (b) the sum of Eleven Million Dollars ($11,000,000), subject to any adjustments provided herein (the "Long Island Cash Purchase Price"). This Long Island Cash Purchase Price shall be paid to SFX or its designee at Closing by wire transfer of immediately available funds. Further and subject to the limitations contained in Section 4.1, Chancellor shall assume the Long Island Assumed Liabilities

                 3.2      Consideration From SFX.

                          3.2.1   Long Island Transaction Approved.  If the FCC
approves Chancellor's acquisition of the Long Island Stations, the consideration delivered by SFX to Chancellor shall consist of the Long Island Assets described in Section 2.4 less any Excluded Long Island Assets described
in Section 2.5.   Further and subject to the limitations contained in Section
4.3, SFX shall assume the Jacksonville Assumed Liabilities.

                 3.3 Adjustments to Cash Payments. The cash payment(s) contemplated in Sections 3.1 and 3.2 shall be adjusted as follows:

                          3.3.1   Adjustments for Long Island Stations
Operations. Subject to the Long Island Stations LMA to be entered into pursuant to Section 7.1 herein, income and expenses from the operation of the Long Island Stations shall be allocated to the parties on the principle that
(i) SFX shall be entitled to all income attributable to, and shall be responsible for all expenses arising out of, the operation of the Long Island Stations up to 11:59 PM on the Closing Date (the "Effective Time") and (ii) Chancellor shall be entitled to all income attributable to, and shall be responsible for all expenses arising out of, the operation of the Long Island Stations after the Effective Time. Overlapping items of income and expense shall be prorated as of the Effective Time.

                          3.3.2   Adjustments for Jacksonville Station
Operations.  Subject to the

Jacksonville Stations LMA to be entered into pursuant to Section 7.2, herein, income and expenses from the operation of the Jacksonville Stations shall be allocated to the parties on the principle that (i) Chancellor shall be entitled to all income attributable to, and shall be responsible for all expenses arising out of, the operation of the Jacksonville Stations up to the Effective Time and (ii) SFX shall be entitled to all income attributable to, and shall be responsible for all expenses arising out of, the operation of the Jacksonville Stations after the Effective Time. Overlapping items of income and expense shall be prorated as of the Effective Time.

                          3.3.3   Definition of Buyer and Seller.

                                  (a)      For purposes of Section 3.3.3 -
3.3.6, only, Buyer means (i) Chancellor with respect to the Long Island Stations and (ii) SFX with respect to the Jacksonville Stations.

                                  (b)      For purposes of Section 3.3.3 -
3.3.6, only, Seller means (i) SFX with respect to the Long Island Stations and
(ii) Chancellor with respect to the Jacksonville Stations.

                          3.3.4   Items Subject to Adjustment.  Items subject
to adjustment pursuant to Sections 3.3.1 and 3.3.2 include, but are not limited to, expenses for goods and services received both before and after the Effective Time, utilities charges, ad valorem, real estate, property and other taxes (other than income taxes, which shall be Seller's sole responsibility for all taxable periods ending prior to and including the Closing Date, and those taxes arising from the sale and transfer of any of the Jacksonville Assets or the Long Island Assets, which shall be paid as set forth in Section 21.2), income and expenses under the various assumed contracts (other than Trade Agreements), prepaid expenses, music and other license fees (including any retroactive adjustments thereof), wages, salaries, and other employee benefit expenses (whether such wages, salaries or benefits are current or deferred expenses) (including, without limitation, liabilities accrued up to the Effective Time for bonuses, commissions, vacation pay, payroll taxes, workers' compensation and social security taxes) and rents and similar prepaid and deferred items.

                          3.3.5   Ad Valorem of Real Estate Taxes.  Ad valorem
and other real estate taxes shall be apportioned on the basis of the taxes assessed for the most recently-completed calendar year, with a reapportionment as promptly as practicable after the tax rates and real property valuations for the calendar year in which the Closing occurs can be ascertained. In addition, Buyers shall be entitled to a credit in this proration process for the amount of any taxes (or other governmental charges) that are due and payable by Sellers, but are being contested in good faith in appropriate proceedings and are secured by liens on the Long Island Assets or Jacksonville Assets that have not been removed as of or before the Closing (but once such amounts are finally determined, Buyers shall use such credit to remove such liens and return to Sellers the excess of (i) the amount of such credit minus (ii) the amount of such taxes or other governmental charges as finally determined, or Sellers shall pay to Buyers the deficiency, as appropriate).

                          3.3.6   Dispute Procedure for Allocations.
Allocation and proration of the items set forth in Subsection 3.3.4 above to the extent practicable shall be made by Buyers and Sellers on the Closing Date, but in no event shall the allocation and proration of the items set forth in Subsection 3.3.4 above be made more than thirty (30) days after the Closing Date. If the parties cannot reach agreement within thirty (30) days after the Closing Date on the final allocation and proration, the matter shall be referred to Arthur Andersen, L.L.P. (the "Independent Auditor") to resolve the matter, whose decision will be final and binding on the parties, and whose fees and expenses shall be borne by Buyers and Sellers in accordance with the following: each party shall pay an amount equal to the sum of all fees and expenses of the Independent Auditor on a proportional basis taking into account the amount of the net allocation and proration proposed by each of Buyers and Sellers and the amount of the final allocation and proration determined by the Independent Auditor (for example, if Buyers proposed a payment of $10 to Sellers, Sellers proposed a payment of $100, and the Independent Auditor proposed a payment of $30, Buyers would pay 20/90ths of the Independent Auditor's fees and Sellers would pay 70/90ths of those fees based on the $90 in dispute between the parties).

                 3.4 Allocation of Consideration. The value of the consideration (including cash) that each party is exchanging under this Exchange Agreement is Fifty-four Million Dollars ($54,000,000). Forty-three Million Dollars ($43,000,000) of the consideration exchanged shall be allocated to the Jacksonville Assets. The allocation of consideration among each item included in the Long Island Assets and the Jacksonville Assets shall be made by Arthur Andersen, L.L.P. on the basis of its independent appraisal of the Long Island Assets and the Jacksonville Assets. This independent appraisal shall be paid for equally by the parties and shall be considered binding by the parties. The parties shall use such appraisal for all purposes, including for purposes of the federal and state income tax returns.

                          3.4.1   Long Island Stations' Barter and Trade.  If
the value of trade, barter and similar arrangements for the sale of advertising time for other than cash that are assumed by Chancellor under this Agreement is $50,000 (or more) greater than the value of the consideration to be received by Chancellor on or after the Long Island LMA Commencement Date with respect to the Long Island Stations, SFX shall pay Chancellor the excess (other than the first $50,000) within 30 days after the Long Island LMA Commencement Date.

                          3.4.2   Jacksonville Stations' Barter and Trade.  If
the value of trade, barter and similar arrangements for the sale of advertising time for other than cash that are assumed by SFX under this Agreement is $50,000 (or more) greater than the value of the consideration to be received by SFX on or after the Jacksonville LMA Commencement Date with respect to the Jacksonville Stations, Chancellor shall pay SFX the excess (other than the first $50,000) within 30 days after the Jacksonville LMA Commencement Date.


SECTION 4.       ASSUMPTION OF OBLIGATIONS

                 4.1 Long Island Assumed Liabilities. Subject to the provisions of this Section 4, and subject to the Long Island Stations LMA as set forth in Section 7.1, hereof, Chancellor shall assume the obligations of SFX arising or to be performed under such of the Long Island Contracts as are listed in Schedule 2.4.4 hereto and all liabilities and obligations from the ownership or operation of the Stations Assets (the "Long Island Assumed Liabilities") after the Closing Date.

                 4.2 Long Island Retained Liabilities. Notwithstanding anything contained in this Agreement to the contrary, Chancellor expressly does not, and shall not, assume or agree to pay, satisfy, discharge or perform and will not be deemed by virtue of the execution and delivery of this Agreement to have assumed or to have agreed to pay, satisfy, discharge or perform, any liabilities, obligations or commitments of SFX of any nature whatsoever whether accrued, absolute, contingent or otherwise and whether or not disclosed to Chancellor, other than the Long Island Assumed Liabilities. All of such liabilities and obligations shall be referred to herein collectively as the "Long Island Retained Liabilities".

                 4.3 Jacksonville Assumed Liabilities. Subject to the provisions of this Section 4, and subject to the Jacksonville Stations LMA, SFX shall assume the obligations of Chancellor arising or to be performed on or after the Closing Date under such of the Jacksonville Contracts as are listed in Schedule 2.2.4 hereto and all liabilities and obligations from the ownership or operation of the Stations Assets (the "Jacksonville Assumed Liabilities") after the Closing Date. In addition, SFX shall assume Chancellor's post-closing obligations under Article 11 of the Florida Agreement, however, such obligations shall be limited to providing assistance to Chancellor and the selling party, and SFX shall have no obligation to provide any payments which Chancellor may be obligated to make under the Florida Agreement.

                 4.4 Florida Retained Liabilities. Notwithstanding anything contained in this Agreement to the contrary, SFX expressly does not, and shall not, assume or agree to pay, satisfy, discharge or perform and will not be deemed by virtue of the execution and delivery of this Agreement to have assumed or to have agreed to pay, satisfy, discharge or perform, any liabilities, obligations or commitments of Chancellor of any nature whatsoever whether accrued, absolute, contingent or otherwise and whether or not disclosed to SFX, other than the Jacksonville Assumed Liabilities. All such liabilities and obligations shall be referred to herein collectively as the "Florida Retained Liabilities."


SECTION 5.       SOLE REMEDIES

                 5.1 Omni's Failure to Close. In the event the Florida Agreement between Chancellor and Omni fails to close and SFX is not in material breach of this Agreement:

                          (a)     SFX has the right to compel Chancellor to use
its reasonable best efforts to close the Florida Agreement in the event all conditions of Closing the Florida Agreement have been met. However, Chancellor shall not have any obligation to waive any closing conditions or breaches of Omni under the Florida Agreement.

                          (b)     SFX has twelve (12) months to designate an
alternative radio broadcast station or stations to exchange under the terms similar to this Agreement in substitution for the Jacksonville Stations and the parties will delay closing on the Long Island Stations for this period of time. The parties agree to extend the Long Island Stations LMA for this same period of time. Further, SFX, has the right to extend this twelve month designation period and the corresponding time periods under this Subsection for a period not to exceed twelve additional months. During this time period, or extended time period, SFX may increase the Long Island Stations LMA monthly payment fee to Five Hundred Thousand Dollars ($500,000). In the event SFX fails to designate an alternative radio broadcast station(s) as referred above, and/or fails to close on said station(s) within the twenty-four (24) month period set forth above, SFX agrees to transfer the Long Island Stations to Chancellor for the cash consideration of Fifty-four Million Dollars ($54,000,000) subject to any adjustments provided herein, to be paid by wire transfer of immediately available funds at Closing;

                          5.1.1   The above remedies set forth in Subsections
5.1(a) and (b) are independent and mutually exclusive.

                          5.1.2   In the event Chancellor fails to cooperate
with SFX pursuant to Subsections 5.1 (a) or (b), then SFX has the right to bring suit against Chancellor to seek direct compensatory damages up to an amount not to exceed Twenty-five Million Dollars ($25,000,000) as a Break-up Fee.


                 5.2 Chancellor's Failure to Transfer Jacksonville Assets. Assuming Chancellor has closed on the Florida Agreement, if all conditions of closing this Agreement have been met (Chancellor shall not have any obligation to waive any closing conditions or breaches of SFX under this Agreement), and Chancellor fails to transfer the Jacksonville Assets under the terms and conditions of this Agreement, for any reason other than the failure of the FCC to grant its consent to the assignment of the licenses, or the time period for all applicable notifications and waiting period requirements under the HSR Act have not been satisfied, and SFX is not in material breach of this Agreement;

                          (a)     SFX may bring suit against Chancellor to
compel specific performance by Chancellor of the terms of this Agreement; or

                          (b)     SFX may bring suit against Chancellor to seek
direct compensatory damages in an amount not to exceed Twenty-five Million Dollars ($25,000,000) as a Break-up Fee; or

                          (c)     SFX may require Chancellor to sell to it the
assets of WALK AM/FM, Patchogue, New York, under terms similar to the terms herein but for cash consideration of Seventy-Five Million Six Hundred Thousand Dollars ($75,600,000). In addition, the parties shall enter into an LMA which provides that SFX will program WALK AM/FM under terms similar to the Long Island Stations LMA with a Fair Market Value (FMV) monthly LMA fee. In the event the parties cannot agree on an LMA fee, Arthur Andersen shall be retained to determine said fee and the costs shall be borne equally by the parties.

                          (d)     The Jacksonville Stations LMA and the Long
Island Stations LMA shall terminate upon SFX exercising its rights under subsection (a), (b) or (c) above.

                          5.2.1   The above remedies set forth in Subsections
5.2(a), (b) and (c) are independent and mutually exclusive.

                          5.2.2   In the event SFX elects any of the above
remedies set forth in Section 5.2, the parties agree to extend the Long Island LMA until such time as SFX closes on the Jacksonville Station or WALK AM/FM, and SFX may increase the Long Island Stations LMA monthly payment fee to Five Hundred Thousand Dollars ($500,000).

                 5.3 SFX's Failure to Transfer the Long Island Assets. If all conditions of closing of this Agreement have been met (SFX shall not have any obligation to waive any closing conditions or breaches of Chancellor under this Agreement), and SFX fails to transfer the Long Island Assets under the terms and conditions of this Agreement, for any reason other than the failure of the FCC not granting consent to the assignment of licenses, or the time period for all applicable notification and waiting period requirements under the HSR Act have not been satisfied, and Chancellor is not in material breach of this Agreement;

                          (a)     Chancellor may bring suit against SFX to
compel specific performance by SFX of the terms of this Agreement; or

                          (b)     Chancellor may bring suit against SFX to seek
direct compensatory damages in an amount not to exceed Twenty-five Million Dollars ($25,000,000) as a break-up fee; or

                          (c)     Chancellor may require SFX to sell to it the
assets of radio stations WIVY-FM, WOKV- AM, WPDQ-AM and WKQL-FM, Jacksonville, Florida (collectively referred to as the "Substitute Jacksonville Stations") under terms similar to the terms herein for consideration of Eleven Million One Hundred Thousand Dollars ($11,100,000). In addition, the parties shall enter into an LMA which provides that Chancellor will program the Substitute Jacksonville Stations under terms similar to the Jacksonville Stations LMA with a FMV monthly LMA fee. In the event the parties cannot agree on an LMA fee, Arthur Andersen shall be retained to determine said fee and the costs shall be borne equally by the parties.

                          (d)     The Jacksonville Stations LMA and the Long
Island Stations LMA shall terminate upon Chancellor exercising its rights under subsection (a), (b) or (c) above.

                          5.3.1   The above remedies set forth in Subsections
5.3(a), (b) and (c) are independent and mutually exclusive.


                 5.4 The remedies listed in this Section 5 are the sole and exclusive remedies of the parties for failure to transfer either the Jacksonville or the Long Island Stations' Assets. These remedies are independent of the remedies available to the parties for breach of the representations and warranties set forth in Section 19 herein.


SECTION 6.       GOVERNMENT CONSENTS

                 6.1 FCC Consent. The closing on the purchase and sale of the Long Island Assets and the Jacksonville Assets is subject to and conditioned upon (a) the parties obtaining the prior consent of the FCC to the transaction contemplated in this Agreement ("FCC Consent") and (b) the FCC action granting its consent becoming a "Final Order," in essence, an action unappealable by virtue of (x) the expiration of the period within which a timely request for appeal, review or reconsideration could be filed and (y) the expiration of the period within which the FCC or a Court could review the action on its own motion, such periods having expired without the filing of any request for appeal, review or reconsideration and without the review of the action on the FCC's or Court's own motion.

                 6.2 FCC Applications. Within thirty (30) days after the execution of this Agreement or such earlier time as shall be agreed to by all of the parties hereto, Chancellor and SFX shall file the applications with the FCC for FCC Consent ("FCC Applications") to assign the Long Island Stations' Licenses to Chancellor and the Jacksonville Stations' Licenses to SFX. Chancellor and SFX shall prosecute the FCC Applications with all reasonable diligence and otherwise use their best efforts to obtain the FCC Consents as expeditiously as practicable (but neither Chancellor nor SFX shall have any obligation to satisfy complainants or the FCC by taking any steps which would have a material adverse effect upon Chancellor or SFX, or upon any of their Affiliates). If the FCC Consents impose any condition on Chancellor or SFX such party shall use its reasonable efforts to comply with such condition; provided, however, that neither Chancellor nor SFX shall be required hereunder to comply with any condition that would have a material adverse effect upon it or any of its Affiliates. If reconsideration or judicial review is sought with respect to the FCC Consents, the party affected shall vigorously oppose such efforts for reconsideration or judicial review; provided, however, that nothing herein shall be construed to limit either party's right to terminate this Agreement pursuant to Section 20 hereof.

                 6.3 Filings. As promptly as practicable after the execution of this Agreement, Chancellor and SFX shall use their reasonable efforts to obtain, and to cooperate with each other in obtaining, all authorizations, consents, orders and approvals of any governmental authority that may be or become necessary in connection with the consummation of the transactions contemplated by this Agreement, and to take all reasonable actions to avoid the entry of any order or decree by any governmental authority prohibiting the consummation of the transactions contemplated hereby. These efforts shall include, without limitation, filing any reports or notifications that may be required to be filed by Chancellor and SFX under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") with the Federal Trade Commission and the Antitrust Division of the Department of Justice. Each party shall furnish to one another all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the other.


SECTION 7.       LOCAL MARKETING AGREEMENTS

                 7.1 Long Island Local Marketing Agreement. On or before July 1, 1996, the parties shall enter into a Long Island Local Marketing Agreement (the "Long Island Stations LMA") substantially in the form of the LMA appended hereto as Exhibit 7.1. Chancellor shall not have any claim or right, including, without limitation, any right to terminate this Agreement or any claim for damages to the extent that Chancellor's operation of the Long Island Stations under or in accordance with the Long Island Stations LMA (i) causes any representation or warranty of the SFX to be rendered inaccurate or (ii) conflicts with any covenant to be complied with by SFX on or prior to the Closing Date.

                 7.2 Jacksonville Local Marketing Agreement. On or before August 1, 1996, the parties shall enter into a Jacksonville Local Marketing Agreement (the "Jacksonville Stations LMA") substantially in the form of the LMA appended hereto as Exhibit 7.2. To the extent that Omni is required to be a party to the Jacksonville Stations LMA to effectuate its purposes, Chancellor shall use its commercially reasonable efforts to obtain Omni's execution and performance of the Jacksonville Stations LMA and to assign or provide on terms reasonably satisfactory to SFX, as soon as practicable after the execution of the Agreement, but no sooner than August 1, 1996, the rights of Chancellor under the Local Marketing Agreement, if executed, currently being negotiated by Chancellor and Omni with respect to the Florida Stations. SFX shall not have any claim or right, including, without limitation, any right to terminate this Agreement or any claim for damages, to the extent that SFX's operation of the Jacksonville Stations under or in accordance with the Jacksonville Stations LMA
(i) causes any representation or warranty of Chancellor to be rendered inaccurate or (ii) conflicts with any covenant to be complied with by Chancellor on or prior to the Closing Date.


SECTION 8.       COLLECTION OF ACCOUNTS RECEIVABLE

                 8.1      Long Island Accounts Receivable.

                          (a)     Within five (5) business days after the Long
Island LMA Commencement Date, SFX shall deliver to Chancellor a full and detailed list of the accounts receivable relating to the Long Island Stations and its operations prior to the Long Island LMA Commencement Date ("Long Island Accounts Receivable"), designating with respect to each account receivable any portion thereof attributable to services to be rendered by Chancellor after the Long

Island LMA Commencement Date. The Long Island Accounts Receivable shall not be purchased by Chancellor and Chancellor agrees, however, that for a period of one hundred twenty (120) days following the Commencement Date (the "Collection Period"), it shall act as SFX's agent for purposes of the collection of the Long Island Accounts Receivable and shall use reasonable efforts to collect the Long Island Accounts Receivable for the benefit of SFX. Chancellor shall remit to SFX all amounts collected by Chancellor for SFX's benefit within fifteen
(15) days after the end of each month.   The collection responsibilities
imposed on Chancellor hereunder shall not require the institution of suit or referral to a collection or similar agency, or the institution of any proceeding against an account debtor under any bankruptcy, insolvency, or similar law affecting the rights of creditors generally. Any of the Long Island Accounts Receivable which shall remain uncollected by Chancellor at the conclusion of the Collection Period shall remain SFX's assets and Chancellor's obligations under this Section 8.1 shall terminate. Chancellor shall have no liability to SFX for the uncollectability of any of the Long Island Accounts Receivable.

                          (b)     Chancellor agrees that it may not settle,
discount payment of, extend the terms of, or otherwise compromise any of the Long Island Accounts Receivable, except as consented to in writing by SFX. If at the Long Island LMA Commencement Date or at any time during the Collection Period an account debtor is in bankruptcy, reorganization or similar proceeding, SFX will assume the full collection responsibility as to such account and such account will no longer be deemed a Long Island Account Receivable for purposes of this Agreement. Following the Long Island LMA Commencement Date, Chancellor will give prompt notice to SFX of any such bankruptcy, reorganization or other proceeding affecting any debtor of the Long Island Accounts Receivable after receiving notice thereof.

                          (c)     During the Collection Period, any and all
amounts paid to Chancellor by an account debtor with respect to an account receivable shall be applied first to payment of the Long Island Account Receivable, unless the account debtor disputes such Long Island Account Receivable, appropriately documents such dispute in writing, and prompt notice (including all written documentation) of such dispute is given by Chancellor to SFX. After the end of the Collection Period, Chancellor shall forward to SFX all payments received that are reasonably identifiable (by invoice number, date of service or other unambiguous reference) with the Long Island Accounts Receivable, within twenty (20) days of receipt.

                          (d)     Chancellor does not guarantee the collection
of the whole or any part of the Long Island Accounts Receivable.

                 8.2      Jacksonville Accounts Receivable.

                          (a)     Within five (5) business days of the
Jacksonville LMA Commencement Date, Chancellor shall deliver to SFX a full and detailed list of the accounts receivable relating to the Jacksonville Stations and its operations prior to the Jacksonville LMA Commencement Date ("Jacksonville Accounts Receivable"), designating with respect to each account receivable any portion thereof attributable to services to be rendered by SFX after the Jacksonville LMA

Commencement Date. The Jacksonville Accounts Receivable shall not be purchased by SFX and SFX agrees, however, that for a period of 120 days following the Jacksonville LMA Commencement Date (the "Collection Period"), it shall act as Chancellor's agent for purposes of the collection of the Jacksonville Accounts Receivable and shall use reasonable efforts to collect the Jacksonville Accounts Receivable for the benefit of the Chancellor. SFX shall remit to Chancellor all amounts collected by SFX for Chancellor's benefit within fifteen
(15) days after the end of the month. The collection responsibilities imposed on SFX hereunder shall not require the institution of suit or referral to a collection or similar agency, or the institution of any proceeding against an account debtor under any bankruptcy, insolvency, or similar law affecting the rights of creditors generally. Any of the Jacksonville Accounts Receivable which shall remain uncollected by SFX at the conclusion of the Collection Period shall remain Chancellor's assets and SFX's obligations under this
Section 8.2 shall terminate. SFX shall have no liability to Chancellor for the uncollectability of any of the Jacksonville Accounts Receivable.

                          (b)     SFX agrees that it may not settle, discount
payment of, extend the terms of, or otherwise compromise any of the Jacksonville Accounts Receivable, except as consented to in writing by Chancellor. If at the Jacksonville LMA Commencement Date or at any time during the Collection Period an account debtor is in bankruptcy, reorganization or similar proceeding, Chancellor will assume the full collection responsibility as to such account and such account will no longer be deemed a Jacksonville Account Receivable for purposes of this Agreement. Following the Jacksonville LMA Commencement Date, SFX will give prompt notice to Chancellor of any such bankruptcy, reorganization or other proceeding affecting any debtor of the Jacksonville Accounts Receivable after receiving notice thereof.

                          (c)     During the Collection Period, any and all
amounts paid to SFX by an account debtor with respect to an account receivable shall be applied first payment to the Jacksonville Accounts Receivable, unless the account debtor disputes such Florida Account Receivable, appropriately documents such dispute in writing, and prompt notice (including all written documentation) of such dispute is given by SFX to Chancellor. After the end of the Collection Period, SFX shall forward to Chancellor all payments received that are reasonably identifiable (by invoice number, date of service or other unambiguous reference) with the Jacksonville Accounts Receivable, within twenty
(20) days.

                          (d)     SFX does not guarantee the collection of the
whole or any part of the Jacksonville Accounts Receivable.


SECTION 9.       THIRD PARTY CONSENTS

                 9.1 Long Island Consents. SFX shall use its reasonable best efforts to obtain all third party consents necessary for the conveyance of the Long Island Assets to Chancellor without the imposition of any conditions that would be adverse to Chancellor.

                 9.2 Florida Consents. Chancellor shall use its reasonable best efforts to obtain all third party consents necessary for the conveyance of the Jacksonville Assets to SFX without the imposition of any conditions that would be adverse to SFX.

                 9.3      Failure to Obtain Consents.

                          (a)     If Chancellor fails to obtain any of the
Consents referenced in Section 9.2, Chancellor shall use its reasonable best efforts (i) to provide SFX the financial and business benefits SFX would have enjoyed had the consent been given and (ii), upon the request of SFX, to enforce in its name for the account of SFX any rights that would otherwise have been available to SFX had the consent been granted.

                          (b)     If SFX fails to obtain any of the Consents
referenced in Section 9.1, SFX shall use its reasonable best efforts (i) to provide Chancellor the financial and business benefits Chancellor would have enjoyed had the consent been given and (ii), upon the request of Chancellor, to enforce in its name for the account of Chancellor any rights that would otherwise have been available to Chancellor had the consent been granted.


SECTION 10.      REPRESENTATIONS AND WARRANTIES OF CHANCELLOR

                 10.1 Organization and Standing. Chancellor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                 10.2 Authorization and Binding Obligation. Chancellor has all necessary corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby. At the Closing, Chancellor's execution, delivery and performance of this Agreement and the transactions contemplated hereby will be duly and validly authorized by all necessary corporate action on behalf of Chancellor and this Agreement will constitute a valid and binding obligation of Chancellor, enforceable in accordance with its terms.

                 10.3 Qualification. To Chancellor's knowledge (as used in this Section 10 or Section 11, "knowledge" means to the best knowledge of the Officers, Directors, and senior management of either party to this Agreement, including Station Managers), there is no fact, allegation, condition, or circumstance that could reasonably be expected to prevent the prompt grant of the FCC Consent. Chancellor knows of no fact that would, under the Communications Act of 1934, as amended, or the rules, regulations and policies of the FCC, disqualify Chancellor from becoming the licensee of either the Jacksonville Stations or the Long Island Stations. There are no proceedings, complaints, notices of forfeiture, claims, or investigations pending or, to the knowledge of Chancellor threatened against any or in respect of any of the broadcast stations licensed to Chancellor or its affiliates that would materially impair the qualifications of Chancellor to become a licensee of the Jacksonville Stations or the Long Island Stations or that would delay the FCC's processing of the FCC Applications.

                 10.4     Absence of Conflicting Agreements or Required
Consents.   Except as set forth in Schedule 10.4 hereof, the execution, delivery and performance of this Agreement by Chancellor: (a) do not violate or conflict with any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of Chancellor; (b) do not require the consent of any third party not affiliated with Chancellor; (c) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which Chancellor is a party; and (d) will not either alone or with the giving of notice or the passage of time, violate the terms, conditions or provisions of, or constitute a default under, any agreement, instrument, license or permit to which Chancellor is now subject.

                 10.5 Litigation: Compliance with Law. Except as disclosed in Schedule 10.5, there is no litigation, administrative action, arbitration or other proceeding, or petition, complaint or investigation before any court or governmental body, pending against Chancellor that would adversely affect Chancellor's ability to perform its obligations pursuant to this Agreement or the agreements to be executed by Chancellor in connection herewith. Chancellor has committed no violation of any applicable law, regulation or ordinance or any other requirement of any governmental body or court which would have a material adverse effect on Chancellor or its ability to perform their respective obligations pursuant to this Agreement or the agreements to be executed in connection herewith.

                 10.6 Broker/Finder Fees. Star Media Group is the sole and exclusive broker in this transaction. Chancellor has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders fees or agents' commissions or other like payment in connection with this Agreement or the transactions contemplated hereby for which SFX has any liability. Chancellor is solely responsible for Star Media Group's fee.

                 10.7 Representations and Warranties as to the Jacksonville Stations. Chancellor previously has delivered to SFX true, correct and complete copies of the executed Florida Agreement together will all disclosure schedules, exhibits, and annexes thereto. With respect to the Jacksonville Stations, Chancellor to the best of its knowledge, hereby makes (as of the date or dates on which those representations and warranties were made to Chancellor by Omni) to SFX each and every of the representations and warranties of Omni each of which is incorporated herein by reference as though contained herein. Chancellor makes no additional representations or warranties with respect to the Jacksonville Stations.


SECTION 11.      REPRESENTATION AND WARRANTIES OF SFX

                 11.1 Organization and Standing. WBLI-FM, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. WBLI, Inc., WHFM, Inc., WBAB, Inc., and WGBB, Inc. are corporations duly organized, validly existing and in good standing under the laws of the State of New York.

                 11.2 Authorization and Binding Obligation. SFX has all necessary corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby. SFX's execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on behalf of SFX and this Agreement constitutes a valid and binding obligation of SFX, enforceable in accordance with its terms.

                 11.3 Qualification. To SFX's knowledge, there is no fact, allegation, condition, or circumstance that could reasonably be expected to prevent the prompt grant of the FCC Consent. SFX knows of no fact that would, under the Communications Act of 1934, as amended, or the rules, regulations and policies of the FCC, disqualify SFX from becoming the licensee of the Jacksonville Stations. There are no proceedings, complaints, notices of forfeiture, claims, or investigations pending or, to the knowledge of SFX threatened against any or in respect of any of the broadcast stations licensed to SFX or its affiliates that would materially impair the qualifications of SFX to become the licensee of the Jacksonville Stations or that would delay the FCC's processing of the FCC Applications.

                 11.4     Absence of Conflicting Agreements or Required
Consents.   Except as set forth in Schedule 11.4 hereof, the execution, delivery and performance of this Agreement by SFX: (a) do not violate or conflict with any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of SFX or any of its affiliates, WBLI, Inc., WBLI-FM, Inc., WHFM, Inc., WBAB, Inc. and WGBB, Inc.; (b) do not require the consent of any third party not affiliated with SFX; (c) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which SFX is a party; and (d) will not either alone or with the giving of notice or the passage of time, violate the terms, conditions or provisions of, or constitute a default under, any agreement, instrument, license or permit to which SFX is now subject.

                 11.5 Litigation: Compliance with Law. Except as disclosed in Schedule 11.5, there is no litigation, administrative action, arbitration or other proceeding, or petition, complaint or investigation before any court or governmental body, pending against SFX that would adversely affect SFX's ability to perform its obligations pursuant to this Agreement or the agreements to be executed by SFX in connection herewith. SFX has committed no violation of any applicable law, regulation or ordinance or any other requirement of any governmental body or court which would have a material adverse effect on SFX or its ability to perform its respective obligations pursuant to this Agreement or the agreements to be executed in connection herewith.

                 11.6 Broker/Finder Fees. Star Media Group is the sole and exclusive broker in this transaction. SFX has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders fees or agents' commissions or other like payment in connection with this Agreement or the transactions contemplated hereby for which Chancellor has any liability. Chancellor is solely responsible for Star Media Group's fee.

                 11.7 Representations and Warranties as to the Long Island Stations. SFX previously has delivered to Chancellor true, correct and complete copies of the executed agreements associated with the Long Island Stations together will all disclosure schedules, exhibits, and annexes thereto. With respect to the Long Island Stations, SFX to the best of its knowledge, hereby makes to Chancellor each and every of the representations and warranties contained in the Liberty Stock Purchase Agreement among Liberty Broadcasting, Incorporated, et. al. and SFX Broadcasting, Inc., dated November 15, 1995 (the "Liberty Agreement") which are incorporated herein by reference as though contained herein. In addition, SFX makes each and every of the representations and warranties contained in the Liberty Agreement to Chancellor for the period after the Liberty Closing when SFX acquires the Long Island Stations and the Closing Date hereunder, subject to the Long Island Stations LMA.


SECTION 12.      COVENANTS OF CHANCELLOR

                 12.1     Conduct of Station:

                          12.1.1  Subject to the Jacksonville Stations LMA,
Chancellor covenants and agrees with SFX that between the date hereof and the Jacksonville LMA Commencement Date (except as otherwise noted below), Chancellor with respect to the Jacksonville Stations (to the extent that it is programming the Jacksonville Stations pursuant to a local marketing agreement with Omni and is authorized under that said local marketing agreement to do so) shall:

                                  (i)      use commercially reasonable  efforts
to maintain the Jacksonville Stations' present business organization, keep available the services of the Jacksonville Stations' employees and independent contractors, preserve the Jacksonville Stations' relationships with the Jacksonville Stations' customers and others having business relationships with the Jacksonville Stations, and refrain from materially and adversely changing any of the Jacksonville Stations' business policies including but not limited to advertising (including substantially the same amount of cash expenditure), marketing, pricing, purchasing, personnel, sales, and budget policies);

                                  (ii)     maintain the Jacksonville Stations'
books of account and records in the usual and ordinary manner and in accordance with generally accepted accounting principles;

                                  (iii)    operate the Jacksonville Stations in
the usual and ordinary course of business in accordance with past practice and conduct the Jacksonville Stations' business in all material respects in compliance with the terms of the Jacksonville Licenses and all applicable laws, rules, and regulations, including, without limitation, the applicable rules and regulations of the FCC through the Closing Date;

                                  (iv)     use, repair, and, if necessary,
replace any of WAPE-FM's or WFYV-FM's studios and the Jacksonville Stations' transmission assets in a reasonable manner consistent with historical practice and maintain its assets in substantially their current condition, ordinary wear and tear excepted;

                                  (v)      maintain appropriate insurance for
the Jacksonville Stations through the Closing Date;

                                  (vi)     not incur any debts or obligations
to be performed by SFX that exceeds Ten Thousand Dollars ($10,000) individually or Twenty-five Thousand Dollars ($25,000) in the aggregate through the Closing Date;

                                  (vii)     not lease, mortgage, pledge, or
subject to a lien, claim, or encumbrance (other than Permitted Liens ) any of the Jacksonville Assets or sell or transfer any of the Jacksonville Assets without replacing such Jacksonville Assets with an asset of substantially the same value and utility;

                                  (viii)   without the prior consent of SFX,
which consent shall not be unreasonably withheld or delayed, (x) not modify or extend any Jacksonville Stations' Contracts or (y) enter into any new Jacksonville Stations' Contract the payments under which exceeds Ten Thousand Dollars ($10,000) individually or Twenty- five Thousand Dollars ($25,000) in the aggregate through the Commencement Date;

                                  (ix)     not make or grant any general wage
or salary increase or generally materially modify the Jacksonville Stations' employees' terms and conditions of employment;

                                  (x)      not make any change in the
Jacksonville Stations' accounting principles, methods, or practices followed by it or depreciation or amortization policies or rates;

                                  (xi)     not make any loans or make any
dividends or distributions other than of Excluded Assets of the Jacksonville Stations;

                                  (xii)    other than in the ordinary course of
business, not cancel or compromise any debt or claim, or waive or release any right, of material value;

                                  (xiii)   enforce, in its own name and for the
benefit of SFX, all representations, warranties and covenants of Omni under the Florida Agreement insofar as such representations, warranties and covenants affect or relate to the Jacksonville Assets. The quantity, identity, character, quality of and title to the Jacksonville Assets conveyed by Chancellor to SFX hereunder shall be substantially the same as the quantity, identity, character and quality of and title to the assets of the Jacksonville Stations received by Chancellor from Omni pursuant to the Florida Agreement.

                          12.1.2  For purposes of compliance with Section 12.1,
any violation of the above-referenced covenants resulting in liabilities to SFX, in the aggregate, less than the

Indemnification Basket as defined in Section 19.3 below, shall not be deemed material. Such liabilities shall nevertheless constitute Damages for purposes of the indemnification agreement contained in the Section 19 hereof.

                 12.2 Chancellor shall give or cause the Jacksonville Stations to (i) give SFX and SFX's counsel, accountants, engineers and other representatives, including environmental consultants, reasonable access during normal business hours to all of Chancellor's properties, books, Contracts, Trade Agreements, reports and records including financial information and tax returns relating to the Jacksonville Stations, and to all real estate, buildings and equipment relating to the Jacksonville Stations, in order that SFX may have full opportunity to make such investigation at the sole expense of SFX, including but not limited to, environmental assessments, as it desires of the affairs of the Jacksonville Stations and (ii) furnish SFX with information, and copies of all documents and agreements including but not limited to financial and operating data and other information concerning the financial condition, results of operations and business of the Jacksonville Stations, that SFX may reasonably request. The rights of SFX under this Section shall not be exercised in such a manner as to interfere unreasonably with the business of the Jacksonville Stations.

                 12.3 No Inconsistent Action. Chancellor shall not take any action that is materially inconsistent with its obligations under this Agreement.

                 12.4 Updating of Schedules. From time to time prior to the Closing, Chancellor will supplement or amend the Schedules delivered in connection herewith with respect to any matter which exists or occurs after the date of this Agreement and which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No matter so disclosed shall affect the requirements of Section 16.1, but if the Closing hereunder shall occur, no said matter disclosed pursuant to Section 12.3 shall have the basis for any claims for indemnification hereunder.

                 12.5 Enforcement of Agreements. Chancellor shall use its reasonable best efforts to perform and carry out all their respective obligations under, and, if necessary, Chancellor shall seek the specific performance of the transactions contemplated by the Florida Agreement. Chancellor shall use its reasonable best efforts to perform and carry out, and to cause the other parties thereto to perform and carry out, all their respective obligations under the LMA's relating to the Jacksonville Stations.

                 12.6     FCC Reports.     From the Time of Closing on the
Florida Agreement until the Closing Date hereunder, Chancellor shall file on a current basis until the Closing Date all material reports and documents required to be filed with the FCC with respect to the Jacksonville Stations' Licenses. Copies of each such report and document filed between the date hereof and the Closing Date shall be furnished to SFX promptly after its filing.

                 12.7     Notification.    Chancellor shall promptly notify SFX
in writing of (i) any
litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened against Chancellor which challenges the transactions contemplated hereby or (ii) the failure of Chancellor, or any employee or agent of Chancellor to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder and (iii) the occurrence of any event that would entitle SFX to terminate this Agreement pursuant to Section 20. No matter so disclosed shall affect the requirements of Section 16.1, but if the Closing hereunder shall occur, no said matter disclosed pursuant to Section 12.3 shall have the basis for any claims for indemnification hereunder.

                 12.8 Post-Closing Access. Chancellor, for a period of five (5) years following the Closing Date, shall make available during normal business hours for audit and inspection by SFX and its representatives, for any reasonable purpose and upon reasonable notice, all records, files, documents and correspondence transferred to it hereunder relating to the pre-closing period. Chancellor shall at no time dispose of or destroy any such records, files, documents and correspondence without giving thirty (30) days prior notice to SFX to permit SFX, at its expense, to examine, duplicate or take possession of and title to such records, files, documents and
correspondence.    All information, records, files, documents and
correspondence made available or disclosed to SFX under this Section 12.7 shall be kept confidential by SFX.

                 12.9 Chancellor will use commercially reasonable efforts to obtain all necessary consents, authorizations, or approvals, in each case, required for the consummation of the transactions contemplated by this Agreement.


SECTION 13.      COVENANTS OF SFX

                 13.1     Conduct of Station:

                          13.1.1  Subject to the Long Island Stations LMA, SFX
covenants and agrees with Chancellor that between the date hereof (except as otherwise noted below), SFX with respect to the Long Island Stations shall:

                                  (i)      use commercially reasonable  efforts
to maintain the Long Island Stations' present business organization, keep available the services of the Long Island Stations' employees and independent contractors, preserve the Long Island Stations' relationships with the Long Island Stations' customers and others having business relationships with the Long Island Stations, and refrain from materially and adversely changing any of the Long Island Stations' business policies including but not limited to advertising (including substantially the same amount of cash expenditure), marketing, pricing, purchasing, personnel, sales, and budget policies);

                                  (ii)     maintain the Long Island Stations'
books of account and records in the usual and ordinary manner and in accordance with generally accepted accounting principles;

                                  (iii)    operate in the usual and ordinary
course of business in accordance with past practice and conduct the Long Island Stations' business in all material respects in compliance with the terms of the Long Island Licenses and all applicable laws, rules, and regulations, including, without limitation, the applicable rules and regulations of the FCC through the Closing Date;

                                  (iv)     use, repair, and, if necessary,
replace any Long Island Stations studio and transmission assets in a reasonable manner consistent with historical practice and maintain its assets in substantially their current condition, ordinary wear and tear excepted;

                                  (v)      maintain appropriate insurance for
the Long Island Stations through the Closing Date;

                                  (vi)     not incur any debts or obligations
to be performed by Chancellor that exceeds Ten Thousand Dollars ($10,000) individually or Twenty-five Thousand Dollars ($25,000) in the aggregate through the Closing Date;

                                  (vii)     not lease, mortgage, pledge, or
subject to a lien, claim, or encumbrance (other than Permitted Liens ) any of the Long Island Assets or sell or transfer any of the Long Island Assets without replacing such Long Island Assets with an asset of substantially the same value and utility;

                                  (viii)   without the prior consent of
Chancellor, which consent shall not be unreasonably withheld or delayed, (x) not modify or extend any Long Island Stations Contracts or (y) enter into any new Long Island Stations Contract the payments under which exceeds Ten Thousand Dollars ($10,000) individually or Twenty-five Thousand Dollars ($25,000) in the aggregate through the Commencement Date;

                                  (ix)     not make or grant any general wage
or salary increase or generally materially modify the Long Island Stations' employees' terms and conditions of employment;

                                  (x)      not make any change in the Long
Island Stations' accounting principles, methods, or practices followed by it or depreciation or amortization policies or rates;

                                  (xi)     not make any loans or make any
dividends or distributions other than of Excluded Assets of the Long Island Stations;

                                  (xii)    other than in the ordinary course of
business, not cancel or compromise any debt or claim, or waive or release any right, of material value;

                                  (xiii)   SFX shall enforce, in its own name
and for the benefit of Chancellor, all representations, warranties and covenants insofar as such representations, warranties and covenants affect or relate to the Long Island Assets.

                          13.1.2  For purposes of compliance with Section 13.1,
any violation of the above-referenced covenants resulting in liabilities to Chancellor, in the aggregate, less than the Indemnification Basket as defined in Section 19.3 below, shall not be deemed material. Such liabilities shall nevertheless constitute Damages for purposes of the indemnification agreement contained in Section 19 hereof.

                 13.2     SFX shall give or cause the Long Island Stations to
(i) give Chancellor and Chancellor's counsel, accountants, engineers and other representatives, including environmental consultants, reasonable access during normal business hours to all of SFX's properties, books, Contracts, Trade Agreements, reports and records including financial information and tax returns relating to the Long Island Stations, and to all real estate, buildings and equipment relating to the Long Island Stations, in order that Chancellor may have full opportunity to make such investigation, including but not limited to, environmental assessments, as it desires of the affairs of the Long Island Stations and (ii) furnish Chancellor with information, and copies of all documents and agreements including but not limited to financial and operating data and other information concerning the financial condition, results of operations and business of the Long Island Stations, that Chancellor may reasonably request. The rights of Chancellor under this Section shall not be exercised in such a manner as to interfere unreasonably with the business of the Long Island Stations.

                 13.3 No Inconsistent Action. SFX shall not take any action that is materially inconsistent with its obligations under this Agreement.

                 13.4 Updating of Schedules. From time to time prior to the Closing, SFX will supplement or amend the Schedules delivered in connection herewith with respect to any matter which exists or occurs after the date of this Agreement and which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No matter so disclosed shall affect the requirements of Section 16.1, but if the Closing hereunder shall occur, no said matter disclosed pursuant to Section 12.3 shall have the basis for any claims for indemnification hereunder.

                 13.5 Enforcement of Agreements. SFX shall use its reasonable best efforts to perform and carry out all their respective obligations under this Agreement. SFX shall use its reasonable best efforts to perform and carry out, and to cause the other parties thereto to perform and carry out, all their respective obligations under the LMA's relating to the Long Island Stations.

                 13.6 FCC Reports. From the Time of Closing on the Long Island Stations until the Closing Date hereunder, SFX shall file on a current basis until the Closing Date all material reports and documents required to be filed with the FCC with respect to the Long Island Stations Licenses.

Copies of each such report and document filed between the date hereof and the Closing Date shall be furnished to Chancellor promptly after its filing.

                 13.7 Notification. SFX shall promptly notify Chancellor in writing of (i) any litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened against SFX which challenges the transactions contemplated hereby or (ii) the failure of SFX, or any employee or agent of SFX to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder and (iii) the occurrence of any event that would entitle Chancellor to terminate this Agreement pursuant to Section 20. No matter so disclosed shall affect the requirements of Section 16.1, but if the Closing hereunder shall occur, no said matter disclosed pursuant to Section 12.3 shall have the basis for any claims for indemnification hereunder.

                 13.8 Post-Closing Access. SFX, for a period of five (5) years following the Closing Date, shall make available during normal business hours for audit and inspection by Chancellor and its representatives, for any reasonable purpose and upon reasonable notice, all records, files, documents and correspondence transferred to it hereunder relating to the pre-closing period. SFX shall at no time dispose of or destroy any such records, files, documents and correspondence without giving thirty (30) days prior notice to Chancellor to permit Chancellor, at its expense, to examine, duplicate or take possession of and title to such records, files, documents and correspondence. All information, records, files, documents and correspondence made available or disclosed under this Section 13.8 shall be kept confidential.

                 13.9 SFX will use commercially reasonable efforts to obtain all necessary consents, authorizations, or approvals, in each case, required for the consummation of the transactions contemplated by this Agreement.


SECTION 14.      JOINT COVENANTS

         Chancellor and SFX covenant and agree that they shall act in accordance with the following:

                 14.1     Confidentiality.   Each of Chancellor and SFX shall
each keep confidential all information obtained by it with respect to the other parties hereto in connection with this Agreement and the negotiations preceding this Agreement, and will use such information solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated for any reason, each shall return to the other party hereto, without retaining a copy thereof, any schedules, documents or other written information obtained from such other party in connection with this Agreement and the transactions contemplated hereby except to the extent required or useful in connection with any claim made with respect to the transactions contemplated by this Agreement or the negotiation thereof. Notwithstanding the foregoing, no party shall be required to keep confidential or return any information which (i) is known or available through other lawful sources, not bound by a confidentiality agreement with the disclosing party, or (ii) is or becomes publicly known through no fault of the receiving party or its agents, or (iii) is required to be disclosed pursuant to an order or request of a judicial or government authority (provided the non-disclosing party is given reasonable prior notice such that it may seek, at its expense, confidential treatment of the information to be disclosed), (iv) is developed by the receiving party independently of the disclosure by the disclosing party, (v) is required to be disclosed under applicable law or rule, as determined by counsel for the receiving party or (vi) is required to be disclosed in connection with any sale, in whole or in party of the assets, stock or business of Chancellor or Chancellor Broadcasting Company, provided the recipient of said information has executed a confidentiality agreement for such a transaction.

                 14.2 Cooperation. Chancellor and SFX shall cooperate fully with one another in taking any actions, including actions to obtain the required consent of any governmental instrumentality or any third party necessary or helpful to accomplish the transactions contemplated by this Agreement; provided, however, that no party shall be required to take any action which would have a material adverse effect upon it.

                 14.3     Control of Stations.   Prior to Closing, Chancellor
shall not, directly or indirectly, control or direct the operations of the Long Island Stations, and SFX shall not, directly or indirectly, control or direct the operations of the Jacksonville Stations. Such operations, including complete control over the Jacksonville Stations' or the Long Island Stations' programming, employees and policies, shall be the sole responsibility of current licensees.

                 14.4     Bulk Sales Laws.   Chancellor hereby waives
compliance by SFX and SFX hereby waives compliance by Chancellor with the provisions of the "bulk sales" or similar laws of any state. SFX agrees to indemnify Chancellor and Chancellor agrees to indemnify SFX and each party agrees to hold the other harmless from any and all loss, cost, damage and expense (including but not limited to, reasonable attorney's fees) sustained by one party as a result of any failure of the other party to comply with any "bulk sales" or similar laws.

                 14.5 Public Announcements. Neither Chancellor nor SFX shall issue any press release or make any disclosure with respect to the transaction contemplated by this Agreement without the prior written approval of the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations.

                 14.6 Hart-Scott-Rodino. SFX and Chancellor shall submit to the United States Department of Justice and the United States Federal Trade Commission not later than 15 business days after the date of this Agreement all of the forms and information applicable to this transaction required under the Hart-Scott-Rodino Act (the "HSR Act") and will use commercially reasonable efforts to respond promptly to any request by them for additional information.

                 14.7 Employee Matters. Each party hereby consents to the other making such offers of employment relating to the Jacksonville Stations and the Long Island Stations subject to the effectiveness of the LMAs between the parties. As of the commencement date of either the Jacksonville Stations LMA or the Long Island Stations LMA, the current employees of those respective stations (other than a general manager and one staff employee of each station) will become employees of the party programming the stations. SFX shall be responsible for all obligations or liabilities to those employees not offered employment by Chancellor (herein referred to as "Retained Long Island Employees"), and Chancellor shall have no obligations with respect to the retained Long Island Employees except as specifically set forth below. Chancellor shall be responsible for all obligations or liabilities to those employees not offered employment by SFX (hereinafter referred to as the "Retained Jacksonville Employees"), and SFX shall have no obligations with respect to the Retained Jacksonville Employees except as specifically set forth below. Chancellor agrees that SFX may terminate employees of the Jacksonville Stations without cause thirty (30) days from this Agreement; and SFX agrees that Chancellor may terminate employees of the Long Island Stations without cause thirty (30) days from this Agreement, but if the number of employees exceeds ten (10) or in the aggregate, the severance liability amount at either the Jacksonville Stations or the Long Island Stations exceeds One Hundred Thousand Dollars ($100,000), then Chancellor with respect to the Long Island Stations and SFX with respect to the Jacksonville Stations shall be responsible to pay for any severance amounts
exceeding the first One Hundred Thousand Dollars ($100,000).   SFX with respect
to the Long Island Stations and Chancellor with respect to the Jacksonville Stations shall be responsible to pay for any severance amounts associated with only the first ten (10) terminated employees, as designated by the party programming the station, but in no event will SFX with respect to the Long Island Stations and Chancellor with respect to the Jacksonville Stations be liable for any severance amounts exceeding One Hundred Thousand Dollars ($100,000). The above thirty (30) day time period is subject to the rights of the parties pursuant to Section 22.11.


SECTION 15.      CONDITIONS OF CLOSING BY CHANCELLOR

         The obligations of Chancellor hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of all of the following conditions:

                 15.1 Representations, Warranties and Covenants. All representations and warranties of SFX made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date, except for changes expressly permitted or contemplated by the terms of this Agreement and except those given as of a specified date.

                 15.2 Compliance with Agreement. All of the terms, covenants and conditions to be complied with and performed by SFX on or prior to the Closing Date shall have been complied with or performed in all material respects.

                 15.3 Third Party Consents and Approvals; Estoppel Certificates. SFX has obtained all third-party consents and approvals, if any, required for the transfer or continuance, as the case may be, of the Contracts on Schedule 2.4.4 (and contracts that would have been on Schedule 2.4.4 had they been in existence on the date of this Agreement) and, if requested by Chancellor prior to 45 days of the date of the Closing, such third parties have provided estoppel certificates, non-disturbance agreements, and/or written clarifications of the rights of Chancellor thereunder, all in form and substance reasonably satisfactory to Chancellor.

                 15.4 Closing Certificates. Chancellor shall have received a certificate, dated as of the Closing Date, from SFX, executed by an appropriate officer of SFX to the effect of Sections 15.1 and 15.2.

                 15.5     Governmental Consents.

                          (a)     The FCC  Consents shall have been issued by
the FCC without any conditions that would otherwise permit Buyers to terminate this Agreement pursuant to Section 20.1(e), below, and each such FCC consent shall have become a Final Order (as defined in Section 6.1), unless finality has been waived by mutual agreement of the parties.

                          (b)     All applicable notification and waiting
period requirements under the HSR Act shall have been satisfied.

                          (c)     All other material authorizations, consents,
approvals, and clearances of federal, state, or local Governmental Entities required to permit the consummation of the transactions contemplated by this Agreement shall have been obtained.

                 15.6 Adverse Proceedings. No injunction, order, decree or judgment of any court, agency or other Governmental Entities shall have been rendered against Chancellor or SFX which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

                 15.7 Closing Documents. SFX shall have delivered or caused to be delivered to Chancellor, on the Closing Date, all deeds, bills of sale, endorsements, assignments and other instruments of conveyance and transfer consistent with the terms hereof and otherwise reasonably satisfactory in form and substance to Chancellor, effecting the sale, transfer, assignment and conveyance of the Long Island Stations' Assets to Chancellor.

                 15.8 Environmental Condition. Chancellor shall have been satisfied in its sole discretion that any environmental conditions identified in the Phase I environmental audit report with respect to the Long Island Real Estate and operations of the Long Island Stations and the environmental and industrial hygiene and safety condition of the Long Island Real Estate and operations of the Long Island Stations shall have been or is scheduled to be satisfactorily remediated.


SECTION 16.      CONDITIONS OF CLOSING BY SFX

         The obligations of SFX hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of all of the following conditions:

                 16.1 Representations, Warranties and Covenants. All representations and warranties of Chancellor made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date, except for changes expressly permitted or contemplated by the terms of this Agreement and except those given as of a specified date.

                 16.2 Compliance with Agreement. All the terms, covenants, and conditions to be complied with and performed by Chancellor on or prior to the Closing Date shall have been complied with or performed in all material respects.

                 16.3 Third Party Consents and Approvals; Estoppel Certificates. Chancellor has obtained all third-party consents and approvals, if any, required for the transfer or continuance, as the case may be, of the Contracts on Schedule 2.2.4 (and contracts that would have been on Schedule
2.2.4 had they been in existence on the date of this Agreement) and, if requested by SFX prior to 45 days of the date of the Closing, such third parties have provided estoppel certificates, non-disturbance agreements, and/or written clarifications of the rights of SFX thereunder, all in form and substance reasonably satisfactory to SFX.

                 16.4 Closing Certificates. SFX shall have received a certificate, dated as of the Closing Date, from Chancellor, executed by an appropriate officer of Chancellor to the effect of Sections 16.1 and 16.2.

                 16.5     Governmental Approval.

                          (a)     The FCC Consents shall have been issued by
the FCC and each shall have become a Final Order (as defined in Section 6.1), unless finality has been waived by mutual agreement of the parties.

                          (b)     All applicable notification and waiting
period requirements under the HSR Act shall have been satisfied.

                          (c)     All other material authorizations, consents,
approvals, and clearances of federal, state or local Governmental Entities required to permit the consummation of the transactions contemplated by this Agreement shall have been obtained.

                 16.6 Adverse Proceedings. No injunction, decree or judgment of any court, agency or other governmental entities shall have been rendered against Chancellor or SFX which would render it unlawful, as of the Closing date, to effect the transactions contemplated by this Agreement in accordance with its terms.

                 16.7 Closing Documents. Chancellor shall have delivered or caused to be delivered to SFX, on the Closing Date, all deeds, bills of sale, endorsements, assignments and other instruments of conveyance and transfer consistent with the terms hereof and otherwise reasonably satisfactory in form and substance to SFX, effecting the sale, transfer, assignment and conveyance of the Florida Station's Assets to SFX.

                 16.8 Environmental Condition. SFX shall have been satisfied in its sole discretion that any environmental conditions identified in the Phase I environmental audit report with respect to the Jacksonville Real Estate and operations of the Jacksonville Stations and the environmental and industrial hygiene and safety condition of the Jacksonville Real Estate and operations of the Jacksonville Stations shall have been or is scheduled to be satisfactorily remediated.


SECTION 17.      CLOSING

                 17.1 Time and Place. A closing on the exchange and sale of the Long Island Assets and the Jacksonville Assets shall take place at 12655 North Central Expressway, Suite 405, Dallas, Texas on the date agreed on by the parties, said date to be within ten days after the latter of (x) all necessary FCC action(s) approving the transactions contemplated herein become Final Orders and (y) the expiration or termination of the waiting period under the HSR Act (the "Closing Date"). The parties acknowledge that the Florida Agreement shall not close until after January 1, 1997, and therefore, SFX and Chancellor agree to use their reasonable best efforts to close this Exchange Agreement on or about the same date and time as the Florida Agreement.

                 17.2 Deliveries By Chancellor. At closing, Chancellor shall deliver to SFX by wire transfer of available funds the cash payments specified in Section 3.1. In addition, Chancellor shall deliver documents conveying title to the Jacksonville Assets to SFX in substantially the same manner as Chancellor received title to the Jacksonville Assets from Omni, it being the intention of the parties to vest in SFX all of Chancellor's rights, title and interest in the Jacksonville Assets received from Omni such that the Jacksonville Assets conveyed to SFX are substantially the same Jacksonville Assets (in terms of identity, quantity, quality, utility, value, nature of title conveyed, etc.) as the Jacksonville Assets that were conveyed to Chancellor by Omni pursuant to the Florida Agreement. The deliveries from Chancellor to SFX shall include:

                          (a)     An Assignment of Government Authorizations
conveying the Jacksonville Licenses and all other governmental permits, licences and authorizations used in the operation of the Jacksonville Stations.

                          (b)     A Bill of Sale for all items of personal
property included in the Jacksonville Assets.

                          (c)     Deeds conveying title to all Jacksonville
Real Estate owned in fee simple by Chancellor and used in the operation of the Jacksonville Stations.

                          (d)     Assignments of leases conveying all of
Chancellor's right, title and interest in all Jacksonville Real Estate leased by Chancellor.

                          (e)     All other conveyances, assignments and
documents reasonably necessary to vest in SFX title to the Jacksonville Assets as contemplated in this Agreement.

                 17.3 Delivery By SFX. At Closing, SFX shall deliver to Chancellor documents conveying title to the Long Island Assets. The deliveries from SFX to Chancellor shall include:

                          (a)     An Assignment of Government Authorizations
conveying the Long Island Licenses and all other governmental permits, licences and authorizations used in the operation of the Long Island Stations.

                          (b)     A Bill of Sale for all items of personal
property included in the Long Island Assets.

                          (c)     Deeds conveying title to all Long Island Real
Estate owned in fee simple by SFX and used in the operation of the Long Island Stations.

                          (d)     Assignments of leases conveying all of  SFX's
right, title and interest in all Long Island Real Estate leased by SFX.

                          (e)     All other conveyances, assignments and
documents reasonably necessary to vest in Chancellor's title to the Long Island Assets as contemplated in this Agreement.


SECTION 18.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                 18.1 Survival of Representations and Warranties. The representations and warranties contained in this Agreement, and in any schedule, instrument or certificate delivered pursuant hereto, shall survive the Closing until the earlier of March 31, 1998, or one year after the closing of the Florida Agreement.


SECTION 19.      INDEMNIFICATION

                 19.1     Indemnification by Chancellor.

                          (a)     Chancellor shall indemnify and hold SFX and
its stockholders, employees, officers, directors, affiliates and agents harmless from all damages, losses, costs, suits, actions, causes of action and liabilities of any nature whatsoever, including costs of suit and attorneys fees, arising out of (i) Chancellor's ownership or operation of the Long Island Stations, (ii) the Jacksonville Retained Liabilities after the Closing Date (which shall not be subject to Section 19.3);

(iii) any inaccuracy in any representation or warranty of Chancellor contained in this Agreement or in any schedule, instrument or certificate delivered pursuant thereto; and (iv) any breach of any covenant or agreement of Chancellor contained in this Agreement and required to be performed by Chancellor with the exception of matters specifically referred to in Section 5 hereof.

                          (b)     Chancellor shall enforce, in its own name and
for the benefit of SFX, all indemnification provisions of the Florida Agreement specifically pertaining to the Jacksonville Stations or Assets.

                 19.2     Indemnification by SFX.

                          (a)     SFX shall indemnify and hold Chancellor and
its stockholders, employees, officers, directors, affiliates and agents harmless from all damages, losses, costs, suits, actions, causes of action and liabilities of any nature whatsoever, including costs of suit and attorneys fees, arising out of (i) SFX's ownership or operation of the Jacksonville Stations, (ii) the Long Island Retained Liabilities after the Closing Date (which shall not be subject to Section 19.3); (iii) any inaccuracy in any representation or warranty of SFX contained in this Agreement or in any schedule, instrument or certificate delivered pursuant thereto; and (iv) any breach of any covenant or agreement of SFX contained in this Agreement and required to be performed by SFX with the exceptions of matters specifically referred to in Section 5 hereof.

                          (b)     SFX shall enforce, in its own name and for
the benefit of Chancellor, all indemnification provisions of the Long Island Stations and any agreement in which the Long Island Stations have entered into prior to the Closing Date.

                 19.3     Limitation on Reimbursement.

                          (a)     Except as provided in Section 5, neither
Chancellor nor SFX shall be entitled to reimbursement for damages incurred or suffered with respect to its respective claims until and only to the extent that the aggregate damages with respect to its respective claims to which it is otherwise entitled to reimbursement exceeds Three Hundred Thousand Dollars ($300,000) (the "Indemnification Basket"). The individual parties shall not be entitled to reimbursement for damages in excess of Five Million Dollars ($5,000,000)in the aggregate.

                          (b)     For all purposes of this Agreement, the
amount of damages, and the amount reimbursable with respect thereto, shall be reduced to the extent of any insurance proceeds or other third party recovery received with respect to such damages.

                 19.4     Procedure for Indemnification.

                          (a)     If any claim or proceeding covered by Section
19 to indemnify and hold harmless shall arise, the Party who seeks indemnification (the "Indemnified Party") shall give written notice thereof to the other Party (the "Indemnitor") promptly but in no event more than ten (10) days after the Indemnified Party learns of the existence of such claim or proceeding. Any claim for indemnification hereunder shall be accompanied by evidence demonstrating the Indemnified Party's right or possible right to indemnification, including a copy of all supporting documents relevant thereto. After the Indemnitor acknowledges its obligation to defend against or settle any such claim or proceeding, the Indemnitor shall not be liable to the Indemnified Party under this Section 19 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that the Indemnified Party shall have the right to employ counsel to represent it (at the Indemnified Party's expense), unless the Indemnified Party is advised by counsel that representation of the Indemnitor and the Indemnified Party by one firm of counsel would constitute a conflict of interest under applicable codes of professional conduct in which event the reasonable fees and expenses of such separate counsel shall be paid by the Indemnitor. The Parties shall fully cooperate in the defense of each claim or proceeding and shall make available to each other all books or records necessary or appropriate for such defense.

                          (b)     The Indemnitor shall have the right to employ
counsel reasonably acceptable to the Indemnified Party to defend against the claim or proceeding or to compromise, settle or otherwise dispose of the same; provided, however, that no settlement or compromise shall be effected without the express prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; and, provided further, that if the Indemnified Party does not consent to a bona fide offer of settlement made by a third party and the settlement involves only the payment of money, then the Indemnitor may, in lieu of payment of that amount to such third party, pay that amount to the Indemnified Party. After such payment to the Indemnified Party, the Indemnitor shall have no further liability with respect to that claim or proceeding and the Indemnified Party shall assume full responsibility for the defense, payment or settlement of such claim or proceeding.

                          (c)     If the Indemnitor fails to acknowledge in
writing its obligation to defend against or settle any claim or proceeding within twenty (20) days after receiving notice of the claim or proceeding from the Indemnified Party (or such shorter time specified in the notice as the circumstances of the matter may dictate), the Indemnified Party shall be free to dispose of the matter, at the expense of the Indemnitor, in any way that the Indemnified Party deems in its best interest, subject to the Indemnitor's right subsequently to contest through appropriate proceedings its obligation to provide indemnification.

                          (d)     The Indemnitor shall be subrogated to all
rights of the Indemnified Party against any third party with respect to any claim for which indemnification is paid by the Indemnitor to the extent of such payment.


SECTION 20.      TERMINATION

                 20.1 Right to Terminate. This Agreement may be terminated at any time prior to closing as follows:

                          (a)     by the mutual consent of the parties;

                          (b)     by written notice of (i) Chancellor to SFX,
if SFX breaches in any material respect any of its representations or warranties or defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements herein contained or in either the Jacksonville Stations LMA or the Long Island Stations LMA (together, the "LMA Agreements") and such breach or default shall not be cured within thirty (30) days of the date of notice of breach or default served by Chancellor (or such lesser period provided for under the LMA Agreements), or
(ii) SFX to Chancellor if Chancellor breaches in any material respect any of its representations or warranties or default in any material respect in the observance or in the due and timely performance of any of its covenants or agreements herein contained or in either of the LMA Agreements and such breach or default shall not be cured within thirty (30) days of the notice of breach or default served by SFX (or such lesser period provided for under the LMA Agreements), but such notice and cure period shall not apply in the case of Chancellor's or SFX's failure to consummate the transactions in accordance with the terms and times specified in Section 17 of this Agreement.

                          (c)     by Chancellor or SFX by written notice to the
other, if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, permanently enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

                          (d)     by the party whose qualifications are not at
issue, if, for any reason, the FCC denies or dismisses any of the FCC Applications and the time for reconsideration or court review under the Communications Act with respect to such denial or dismissal has expired and there is not pending with respect thereto a timely filed petition for reconsideration or request for review;

                          (e)     by written notice of Chancellor to SFX or by
SFX to Chancellor unless extended pursuant to Section 5, if the Closing shall not have been consummated on or before July 1, 1997 as provided in Section 17.1;

                          (f)     pursuant to Section 22.11 of this Agreement;

                          (g)     by Chancellor in the event it does not
receive its Board of Directors approval of the Agreement within two (2) days of the execution of this Agreement. Said termination shall be without liability to Chancellor.


Notwithstanding the foregoing, no party hereto may effect a termination hereof if such party is in material default or breach of this Agreement.

SECTION 21.      EXPENSES, TRANSFER TAXES, AND FEES

                 21.1     Expenses.  Except as set forth in Sections 21.2 and,
21.3 below, each party hereto shall be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement.

                 21.2 Transfer Taxes and Similar Charges. All costs of transferring the Jacksonville Assets in accordance with this Agreement, including recordation, transfer and documentary taxes and fees, the Long Island Assets, and any excise, sales or use taxes, shall be borne equally by SFX and Chancellor. All costs of transferring the Long Island Stations in accordance with this Agreement, including recordation, transfer and documentary taxes and fees, and any excise, sales or use taxes, shall be borne by Chancellor. Chancellor and SFX shall, in good faith, attempt to calculate all such taxes and fees prior to Closing and to settle their respective obligations therefore on or before the Closing Date.

                 21.3 Governmental Filing or Grant Fees. Any filing or grant fees imposed by any governmental authority the consent of which is required for the consummation of the transactions contemplated hereby, including but not limited to, the FCC, the FTC, and the Department of Justice shall be borne equally by Chancellor and SFX.


SECTION 22.      MISCELLANEOUS

                 22.1 Risk of Loss. Prior to Closing, risk of loss to the Jacksonville Stations shall be borne by Chancellor and risk of loss to the Long Island Stations shall be borne by SFX.

                 22.2 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise; provided, however, that without releasing the Parties from any of their obligations or liabilities hereunder (a) nothing in this Agreement shall limit any Party's ability to sell or transfer any or all of its respective assets (whether by sale of stock or assets, or by merger, consolidation or otherwise) without the consent of the other party, (b) nothing in this Agreement shall limit Chancellor's ability to assign the Long Island Licenses (including the right to acquire the Long Island Licenses at the Closing) to Chancellor Broadcasting Licensee Company or any other subsidiary of Chancellor without the consent of Sellers, (c) nothing in this Agreement shall limit SFX's ability to assign the Jacksonville Station Licenses (including the right to acquire Jacksonville Licenses at the Closing) to SFX Broadcasting, Inc. or any other wholly owned subsidiary of SFX without the consent of Sellers, and (d) nothing in this Agreement shall limit a party's ability to make a collateral assignment of its rights under this Agreement to any institutional lender that provides funds to that party without the consent of the other. Each party shall execute an acknowledgment of such assignment(s) and collateral assignments in such forms as the other party or its institutional lenders may from time to time reasonably request; provided, however, that unless written notice is given to a party that any such collateral assignment has been foreclosed upon, that party shall be entitled to deal exclusively with the other party as to any matters arising under this Agreement or any of the other agreements delivered pursuant hereto. In the event of such an assignment, the provisions of this Agreement shall inure to the benefit of and be binding on all parties' successors and assigns.

                 22.3 Amendments. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought.

                 22.4 Headings. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

                 22.5 Governing Law. The construction and performance of this Agreement shall be governed by the laws of the State of Florida without giving effect to the choice of law provisions thereof.

                 22.6 Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received on the date of personal delivery or on the third day after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid and return receipt requested; or on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery, and shall be addressed to the following addresses:

                          (a)     In the case of SFX to:
                                  Robert F. X. Sillerman
                                  SFX Broadcasting, Inc.
                                  150 E. 58th Street
                                  New York, NY 10155
                                  Telecopier number: (212) 753-3188

                                  With a copy to:
                                  Richard A. Liese, Esq.
                                  SFX Broadcasting, Inc.
                                  150 E. 58th Street
                                  New York, NY 10155
                                  Telecopier number: (212) 753-3188

                          (b)     In the case of Chancellor, to:
                                  Steven Dinetz
                                  President and Chief Executive Officer
                                  Chancellor Broadcasting Company
                                  12655 N. Central Expressway

                                  Suite 405
                                  Dallas, TX  75243

                                  With a copy to:

                                  Matthew L. Leibowitz, Esq.
                                  Leibowitz & Associates, P.A.
                                  One S.E. Third Avenue, Suite 1450
                                  Miami, Florida  33131

                                  and

                                  Hicks, Muse, Tate & Furst Incorporated
                                  200 Crescent Court
                                  Suite  1600
                                  Dallas, TX  75201
                                  Attention:  Lawrence D. Stuart, Jr.

                                  and

                                  Weil, Gotshal & Manges, LLP
                                  100 Crescent Court
                                  Suite 1300
                                  Dallas, Texas  75201
                                  Attention:  Jeremy W. Dickens


                 22.7 Schedules. The schedules and exhibits attached to this Agreement are hereby made a part of this Agreement as if set forth in full herein.

                 22.8 Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to its subject matter and supersedes all negotiations, prior discussions, agreements, letters of intent, and understandings, written or oral, relating to the subject matter of this Agreement.

                 22.9 Severability. If any provision of this Agreement is held to be unenforceable, invalid, or void to any extent for any reason, that provision shall remain in force and effect to the maximum extent allowable, and the enforceability and validity of the remaining provisions of this Agreement shall not be affected thereby.

                 22.10    Counterparts.    This Agreement may be executed in
two or more counterparts, each of which will be deemed an original, but all of which together shall constitute but one and the same instrument.

                 22.11 Binding Agreement. The parties shall each have fifteen (15) days from the execution of this Agreement to deliver all Schedules associated herewith. The parties shall each have thirty (30) days from the execution of this Agreement to conduct an investigation that includes, but is not limited to, reviewing the Schedules to this Exchange Agreement, reviewing the Stations' financial performance, real estate, contracts, environmental compliance, equipment, studio, transmitter, engineering, litigation, licenses and all other aspects of the Stations' assets and their ownership, performance and operations reasonably examinable in such an investigation. If either party's investigation reveals a material misrepresentation or a material omission made by the Selling party, then the purchasing party shall give notice of the defects to the selling party, who will then have fifteen (15) days to cure the defects. If the selling party does not cure such a defect within the allowed period, the affected purchasing party may terminate this Agreement by giving notice to the other party within fifteen (15) days after the allowed cure period without recourse to the selling party.

                 22.12 Governing Law. The obligations of Chancellor and SFX are subject to applicable federal, state and local law, rules and regulations, including, but not limited to the Communications Act and the rules and regulations of the Federal Communications Commission. The construction and performance of this Agreement will be governed by the laws of the State of Delaware.

                 IN WITNESS WHEREOF, the parties have caused this Exchange Agreement to be executed effective as of the date first written above.

CHANCELLOR RADIO BROADCASTING COMPANY



By: /s/ STEVEN DINETZ
    --------------------------
    Steven Dinetz
    President




SFX BROADCASTING, INC.



By: /s/ ROBERT F. X. SILLERMAN
    --------------------------
    Robert F. X. Sillerman
    Executive Chairman & CEO


WBLI, INC.
WBLI-FM, INC.



By: /s/ ROBERT F. X. SILLERMAN
    --------------------------
    Robert F. X. Sillerman
    Executive Chairman & CEO

WHFM, INC.



By: /s/ ROBERT F. X. SILLERMAN
    --------------------------
    Robert F. X. Sillerman
    Executive Chairman & CEO


WBAB, INC.



By: /s/ ROBERT F. X. SILLERMAN
    --------------------------
    Robert F. X. Sillerman
    Executive Chairman & CEO


WGBB, INC.



By: /s/ ROBERT F. X. SILLERMAN
    --------------------------
    Robert F. X. Sillerman
    Executive Chairman & CEO